                                                                  Exhibit No. 99


                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                         EIN #23-2786294 PLAN NUMBER 002

                              FINANCIAL STATEMENTS

                 for the years ended December 31, 2000 and 1999

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN



                          INDEX TO FINANCIAL STATEMENTS




                                                                                         Page(s)
                                                                                         -------

           Report of Independent Public Accountants                                         3

           Financial Statements:

                 Statements of Net Assets Available for Benefits at
                       December 31, 2000 and 1999                                           4

                 Statements of Changes in Net Assets Available for Benefits
                       for the years ended December 31, 2000 and 1999                       5

                 Notes to Financial Statements                                            6 - 20


           Item 4(i) - Schedule of Assets Held for Investment Purposes -
                 December 31, 2000                                                       21 - 22

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Benefits Committee of
AmeriGas Propane, Inc.:

We have audited the accompanying statements of net assets available for benefits of the AmeriGas Propane, Inc. Savings Plan (the "Plan") as of December 31, 2000 and 1999, and the related statements of changes in net assets available for benefits for the years ended December 31, 2000 and 1999. These financial statements and the supplemental schedule referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and the supplemental schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2000 and 1999 and the changes in its net assets available for benefits for the years ended December 31, 2000 and 1999, in accordance with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for purposes of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Arthur Andersen LLP
Philadelphia, Pennsylvania
June 22, 2001

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS


                                                                               December 31,
                                                                      2000                       1999
                                                             ----------------------       -------------------

    Investments - participant directed  (Note 3)                     $ 158,867,753             $ 165,935,715

    Loans to participants                                                3,590,538                 3,886,564
                                                             ----------------------       -------------------
         Net assets available for benefits                           $ 162,458,291             $ 169,822,279
                                                             ======================       ===================


See accompanying notes to financial statements.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                                     Year Ended December 31,
                                                                             2000                            1999
                                                                  --------------------------         --------------------

 Participants' contributions                                                    $ 8,208,795                  $ 7,720,171
 Company contributions                                                            4,951,355                    4,080,831

 Investment income (loss):
      Dividends                                                                  10,550,076                   11,947,777
      Net appreciation (depreciation)
           in value of investments                                              (13,576,596)                  10,936,356
 Plan administration expenses and loan administration fees                         (124,509)                    (175,478)
 Other, primarily  interest on loans                                                312,828                      294,550
 Net transfers of participants' balances                                           (185,603)                       1,917

 Distributions to participants                                                  (17,500,334)                 (13,852,750)
                                                                  --------------------------         --------------------

 Net increase (decrease)                                                         (7,363,988)                  20,953,374

 Net assets available for benefits-
      beginning of year                                                         169,822,279                  148,868,905
                                                                  --------------------------         --------------------
 Net assets available for benefits-
      end of year                                                             $ 162,458,291                $ 169,822,279
                                                                  ==========================         ====================

See accompanying notes to financial statements.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS


1.       DESCRIPTION OF THE PLAN
         -----------------------

The following brief description of the AmeriGas Propane, Inc. Savings Plan
(Plan) provides general information on the provisions of the Plan in effect on December 31, 2000 and during the periods covered by the financial statements. More complete information is included in the Plan document.

GENERAL. The Plan is a defined contribution plan covering employees of AmeriGas Propane, Inc. (a Pennsylvania corporation, hereinafter referred to as "the Company"). Employees are eligible upon hire to participate in the Plan. The Plan also holds assets of certain defined contribution pension plans that were terminated in prior years and were merged into the Plan. Such assets include what is referred to as the "Pension Account" and "Predecessor Pension Rollover Account" and do not impact the general provisions of the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan is administered by the AmeriGas Propane, Inc. Benefits Committee (Plan Administrator), whose members are appointed by the President of the Company and subject to approval by the Company's Compensation/Management Development and Pension Committee.

CONTRIBUTIONS. A participant may elect to contribute to the Plan on a before-tax basis through payroll reduction an amount equal to from 1% to 15%, in whole percentages, of eligible compensation. Calendar year contribution amounts are subject to limits prescribed by the Internal Revenue Code (IRC). A participant may increase, reduce or suspend his or her contributions at any time by calling Fidelity Institutional Retirement Services Co. (FIRSCO).

The Plan also accepts on behalf of any employee (i) the entire amount of cash received as a distribution from another qualified trust forming part of a plan described in Section 401(a) of the IRC or from a "rollover" individual retirement plan described in Section 408 of the IRC, but only if the deposit qualifies as a tax free rollover as defined in section 402 or (ii) a direct transfer from another plan qualified under Section 401(a) of the IRC.

The Company shall contribute to the Plan an amount equal to 100% of contributions made by each eligible participant for each payroll period of up to a total of 5% of the participant's eligible compensation for each such payroll period. A participant will be eligible to receive matching contributions after he or she has completed a year of service as defined in the Plan document.

The Company may also make profit-sharing contributions for each Plan year, out of its net profits, as shall be determined by its Board of Directors, in its sole discretion, to all eligible participants. A participant will be eligible to receive profit sharing contributions if he or she (i) has completed one year of service; (ii) was not eligible to participate in the AmeriGas Propane, Inc. Supplemental Executive Retirement Plan as of the last day of a Plan year; and
(iii) either (a) remained in the

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS (Continued)


employ of the Company through the end of the Plan year as of which such contribution is to be allocated; (b) retired, experienced total disability (as defined in the Plan document), or died while in service during the Plan year; or
(c) was on an excused absence (as defined in the Plan document) at the end of the Plan year. Subject to certain limitations, the profit sharing contribution to be credited to a participant's accounts shall be allocated as of the last day of the Plan year by dividing the total amount of such contribution by the number of eligible Plan participants. No such amounts were contributed to the Plan on behalf of the 2000 Plan Year and the 1999 Plan year.

With respect to pension contributions, any participant who (i) satisfies the eligibility requirements described in the immediately preceding paragraph; (ii) was a participant in the former Retirement Income Plan for Employees of AP Propane, Inc. as of December 31, 1988; and (iii) had attained the age of 50 as of that date, is entitled to an additional contribution as of the last day of each Plan year as follows:

                  Age as of                          Percentage of
              December 31, 1988                  Eligible Compensation
              -----------------                  ---------------------
                   50 to 54                               2%
                   55 to 59                               3%
                 60 and over                              4%

All contributions are invested in accordance with participant investment elections in effect on the dates of the contributions.

A participant will at all times be fully (100%) vested in the portion of his or her account attributable to the following sources: (i) Predecessor Account; (ii) Predecessor Pension Rollover Account; (iii) Rollover/Dollar Builder Account;
(iv) Rollover ESOP Account; (v) Salary Deferral Account; and (vi) the Voluntary Participant Contribution Account, each as defined in the Plan document. A participant is fully vested in the portion of his or her account attributable to Company contributions upon the earlier of (i) the completion of five years of service or (ii) the attainment of normal retirement age (as defined in the Plan document), total disability (as defined in the Plan document) or death while in the employ of the Company or an affiliated company. For Plan purposes, a participant will attain normal retirement age on the later of his or her 65th birthday or the fifth anniversary of his or her date of hire.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS (Continued)

A participant who terminates employment before he or she is fully vested will forfeit nonvested amounts attributable to Company contributions. These forfeited amounts remain in the Plan and are available to reduce future Company contributions. For the 2000 Plan Year and 1999 Plan Year, forfeitures of $163,726 and $828,622, respectively, were used to reduce Company contributions. During the 2000 Plan Year and 1999 Plan Year, $248,374 and $321,696, respectively, were forfeited from participant accounts. During the 2000 Plan Year and 1999 Plan Year, forfeitures of $90,315 and $143,279, respectively, were also used to pay certain plan administrative expenses. As of December 31, 2000 and 1999, there were $115,700 and $79,099, respectively, of forfeitures remaining in the Plan.

INVESTMENT FUNDS. A participant may elect to have his or her funds invested in one or more investment funds. Generally, participants may transfer amounts between funds at any time with no limit. Participants may change their investment elections for future contributions at any time. Fidelity Management Trust Company is the Plan's trustee for all investment assets of the Plan. References to "Fidelity" below refer to investment funds managed by Fidelity Management and Research (FMR). Following is a brief description of the investment options available to participants and the strategies and objectives of each fund.

Money Market Fund
-----------------

- Fidelity Cash Reserves Fund

This fund is an unaffiliated registered investment company mutual fund that invests in U.S. dollar-denominated money market securities and repurchase agreements, and may enter into reverse repurchase agreements. The fund's objective is to provide as high a level of current income as is consistent with the preservation of capital and liquidity.

Managed Income Fund
-------------------

- Fidelity Managed Income Portfolio II Fund

This fund is an unaffiliated commingled pool whose investments principally comprise guaranteed investment contracts offered by insurance companies and financial institutions and certain types of fixed income securities. The fund's objective is to preserve principal while earning interest income.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS (Continued)

Income Funds
------------

- Fidelity Intermediate Bond Fund

This fund is an unaffiliated registered investment company mutual fund which normally invests in U.S. dollar-denominated investment-grade bonds while normally maintaining a dollar-weighted average maturity between three and ten years. The fund's objective is to provide a high level of current income.

- Fidelity Capital & Income Fund

This fund is an unaffiliated registered investment company mutual fund that invests mainly in equity and debt securities, including defaulted securities, with an emphasis on lower-quality debt securities. The fund invests in companies in troubled or uncertain financial condition and in domestic and foreign issuers. The fund's objective is to provide current income and capital growth.

- Fidelity U.S. Bond Index Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in bonds included in the Lehman Brothers Aggregate Bond Index. The fund's objective is to provide investment results that correspond to the total returns of bonds in the Lehman Brothers Aggregate Bond Index.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS (Continued)


Growth and Income Funds
-----------------------

- Fidelity Spartan U.S. Equity Index Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks included in the Standard and Poor's 500 Index (S&P 500) a widely recognized, unmanaged index of 500 U.S. common stocks. The fund's objective is to match the total return of the S&P 500.

- Fidelity Equity Income Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in income-producing equity securities. The fund's objective is to provide reasonable income while considering the potential for capital appreciation.

- Fidelity Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks. The fund may also invest a portion of assets in bonds, including lower-quality debt securities. The fund seeks long-term capital growth.

- Fidelity Growth & Income Portfolio

This fund is an unaffiliated registered investment company mutual fund that normally invests a majority of total assets in common stocks with a focus on those that pay current dividends and show potential for capital appreciation. The fund may also invest in bonds. The fund seeks high total return through a combination of current income and capital appreciation.

- Fidelity Equity Income II Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in income-producing equity securities. The fund seeks reasonable income and the potential for capital appreciation.

- Fidelity Real Estate Investment Portfolio

This fund is an unaffiliated registered investment company mutual fund that principally invests in equity securities of companies principally engaged in the real estate industry. The fund seeks above-average income and long-term capital growth consistent with reasonable risk.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS (Continued)

Balanced Funds
--------------

- Fidelity Balanced Fund                           - Fidelity Puritan Fund

These funds are unaffiliated registered investment company mutual funds that invest in stocks and other equity securities and in bonds and other debt securities. The funds seek income and capital growth.

Growth Funds
------------

- Fidelity Magellan Fund

This fund is an unaffiliated registered investment company mutual fund that invests primarily in common stocks of domestic and foreign issuers. The fund seeks capital appreciation.

- Fidelity Growth Company Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers that are expected to have above-average growth potential. The fund seeks capital appreciation.

- Fidelity OTC Portfolio

This fund is an unaffiliated registered investment company mutual fund that principally invests in securities traded on the over-the-counter (OTC) market. The fund seeks capital appreciation.

- Fidelity Capital Appreciation Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers. The fund seeks capital appreciation.

- Fidelity Blue Chip Growth Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of well-known and established companies. The fund invests in securities of domestic and foreign issuers. The fund seeks growth of capital over the long term.

- Fidelity Low-Priced Stock Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in low-priced common stocks. The fund seeks capital appreciation.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS (Continued)

- Fidelity Small Cap Selector Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers with small market capitalizations. The fund seeks capital appreciation.

- Fidelity Value Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of companies that possess valuable fixed assets or that are believed to be undervalued in relation to the issuing company's assets, earnings, or growth potential. The fund seeks capital appreciation.

International Funds
-------------------

- Fidelity Overseas Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in foreign securities. The fund invests primarily in common stocks and seeks long-term growth of capital.

- Fidelity Worldwide Fund

This fund is an unaffiliated registered investment company mutual fund that invests primarily in common stocks issued anywhere in the world. The fund seeks growth of capital.

- Fidelity International Growth & Income Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in foreign securities including common stocks with a focus on those that pay current dividends and have the potential for capital appreciation. The fund seeks capital growth and current income.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS (Continued)


Asset Allocation Funds
----------------------

- Fidelity Freedom Income Fund               - Fidelity Freedom 2020 Fund
- Fidelity Freedom 2000 Fund                 - Fidelity Freedom 2030 Fund
- Fidelity Freedom 2010 Fund                 - Fidelity Freedom 2040 Fund

These funds are unaffiliated registered investment company mutual funds that invest in a combination of underlying Fidelity funds according to an asset allocation strategy that becomes increasingly conservative over time as each fund's target retirement date approaches. When each of these target retirement date funds matches the asset allocation of the Fidelity Freedom Income fund (approximately five to ten years after the respective fund's target retirement date), it is expected that each fund will be combined with the Fidelity Freedom Income Fund. These funds' investment objectives are to achieve high total return over an extended period of time.

Employer Stock Fund
-------------------

- UGI Common Stock Fund

This fund invests principally in shares of UGI Corporation Common Stock. Participants in the fund do not individually own specific shares of UGI Corporation Common Stock but rather own units in the fund that invests in such shares. The value of a unit in the UGI Common Stock Fund was initially set at $10.00 and is recalculated daily by dividing the fair value of the fund's assets (comprising shares of UGI Corporation Common Stock and temporary cash investments) by the total number of units outstanding. Generally, participant requests to redeem units from the UGI Common Stock Fund are processed on the day received if such request is received by Fidelity before the close of the New York Stock Exchange and provided that there are sufficient short-term investments in the fund for liquidity. In such case, the participant will receive the closing price for that day. However, on days of unusually heavy requests for sale, the UGI Common Stock Fund may not have sufficient short-term investments for liquidity. In such case, requests to sell units received before the close of the New York Stock Exchange may not be processed on that day at that date's closing price but may be suspended until sufficient liquidity is restored. Units will be redeemed generally on a first-in, first-out basis at the price for the processing date. Loans, withdrawals and distributions from the UGI Common Stock Fund will be given priority over exchanges with other funds.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS (Continued)


DISTRIBUTIONS. The Plan benefit of a participant who terminates employment as a result of retirement, death or total disability, as defined by the Plan document, shall be equal to the proceeds of liquidation of 100% of the balance of his or her account. Participants may elect to receive their interest in the UGI Common Stock Fund in the form of shares of UGI Corporation Common Stock. The Plan benefit of a participant who terminates employment for reasons other than retirement, death or total disability shall be equal to the proceeds of liquidation of the vested portion of his or her account.

Distributions will generally be made in the form of a lump sum. If the value of a participant's account exceeds $5,000 and the participant is married, the participant's Pension Account and Predecessor Pension Rollover Account will be distributed in the form of a joint and survivor annuity. Under a joint and survivor annuity, the participant will receive a monthly benefit for his or her lifetime and upon the participant's death, the participant's surviving spouse, if any, will receive a monthly benefit equal to 50% of the benefit the participant was receiving. If the value of the participant's account exceeds $5,000 and the participant is not married, the participant's Pension Account and Predecessor Pension Rollover Account will be distributed in the form of a single life annuity. In lieu of a joint and survivor annuity or a single life annuity, a participant may generally elect to receive his or her Pension Account and Predecessor Pension Rollover Account in the form of (i) a lump sum; (ii) a single life annuity; (iii) a joint and survivor annuity with 50% or 100% of the participant's monthly payments continuing, after the participant's death, for the life of the participant's beneficiary; or (iv) installments over 5 or 10 years, as elected by the participant. Any such election will be subject to spousal consent, if applicable.

Where the amount to be distributed exceeds $5,000, no distribution shall be made to any Plan participant prior to his or her normal retirement age unless the participant elects to receive such distribution. Where the amount to be distributed does not exceed $5,000 and has not exceeded $5,000 at the time of any prior distribution, a Plan participant's benefit will be distributed as soon as practicable after the participant becomes entitled to receive a distribution from the Plan.

A participant who continues to work past age 70-1/2 may elect to defer distribution until he or she terminates employment. Otherwise, distributions must generally be made as soon as practicable after the participant reaches the normal retirement age as defined above.

DEATH. If a participant dies prior to receiving a distribution of his or her account, the participant's designated beneficiary shall be entitled to receive a distribution of the proceeds of liquidation of 100% of the vested balance of the participant's account. Generally, the account will be distributed to the beneficiary as soon as practicable following the date of death. The beneficiary of a participant who is married at the time of the participant's death will be the participant's spouse, unless the participant designated another beneficiary and the spouse consented to such designation in accordance with procedures specified by the Plan document.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS (Continued)


Death benefits are generally paid in the form of a lump sum. Death benefits payable to a spouse from the Pension Account and the Predecessor Pension Rollover Account are paid in the form of a single life annuity unless the spouse elects a lump sum distribution.

WITHDRAWALS. Generally, a participant may withdraw up to 50% of the balance of his or her account attributable to previously permitted after-tax contributions (including after-tax contributions that were matched by the Company) at any time. However, the withdrawal must be in an amount of at least $250. No more than one withdrawal is permitted in any calendar year from each of the matched and unmatched portions of a participant's after-tax contribution account.

A participant may withdraw once per calendar year up to 100% of amounts attributable to participation in certain "predecessor plans" and rollover contributions from other 401(a) or individual retirement plan accounts, however the amount must be at least $500 or, if less, the total value of the applicable account.

A participant may withdraw before-tax contributions (and earnings attributable thereto credited as of December 31, 1988) only on account of financial hardship resulting from (i) medical expenses as defined in section 213(d) of the IRC;
(ii) educational expenses for the next twelve months of post-secondary education of the participant, or his or her spouse, children or dependents; (iii) foreclosure on a primary residence; or (iv) costs directly related to the purchase of a primary residence. A hardship withdrawal will be permitted if the Plan Administrator determines that (i) the withdrawal is on account of an immediate and heavy financial need of the participant and (ii) the withdrawal is necessary to satisfy such financial need.

While a participant is still employed by the Company, withdrawals of amounts attributable to Company contributions, and post-1988 earnings on participant before-tax contributions, are not permitted.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS (Continued)


LOAN PROVISION. The Plan includes an employee loan provision. Generally, at the time a loan is to be made, the amount of all loans to be outstanding may not exceed the lesser of (i) 50% of a participant's before-tax and rollover account balances, or (ii) $50,000 less the highest balance of any loan during the prior twelve-month period. Each loan bears interest at a rate determined in accordance with generally prevailing market conditions for similar types of loans. The minimum loan amount is $1,000. The amount of the loan withdrawn from a participant's account is allocated in proportion to the value of the participant's salary deferral and rollover account balances in each investment fund. Repayments, including interest, are made in equal installments through payroll deductions and are allocated to participant accounts in accordance with current investment elections. No loan may have a final maturity in excess of five years except that, if the loan is used to purchase a principal residence for the participant, the loan may have a final maturity of up to ten years. No participant shall be permitted to have more than two loans outstanding at any one time.

ADMINISTRATIVE EXPENSES. Administrative expenses of the Plan are chargeable to the Plan unless paid for by the Company. The Company currently pays Plan administrative expenses directly or from forfeited Company contributions. Loan administration fees are charged to participants. Mutual fund expenses are paid to fund managers from mutual fund assets.

PLAN TERMINATION. Although it has not expressed any intent to do so, the Company has the right to terminate the Plan in whole or in part at any time for any reason. In the event of a complete or partial termination of the Plan, the affected participants will become fully vested in their account balances.

PLAN AMENDMENT. The Company may amend the Plan at any time for any reason by written action of its Board of Directors. Amendments required to comply with the IRC, however, may be made by an officer of the Company without Board approval.

VOTING RIGHTS OF UGI COMMON STOCK FUND PARTICIPANTS. A participant has the right to instruct the trustee of the Plan how to vote, at each meeting of shareholders, all shares of UGI Corporation Common Stock (including fractional shares) represented by the value of the participant's interest in the UGI Common Stock Fund, and a pro rata portion of unvoted shares. A participant also has the right to direct the trustee of the Plan whether or not to tender shares in response to a tender offer.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS (Continued)


2.       ACCOUNTING POLICIES
         -------------------

The accompanying financial statements are prepared on the accrual basis of accounting in accordance with the AICPA audit guide, "Audits of Employee Benefit Plans."

The Plan's investments in registered investment company mutual funds are valued at quoted market prices which represent the net asset value of shares held by the Plan. Guaranteed investment contracts included in the Fidelity Managed Income Portfolio II Fund, an unaffiliated commingled pool, are carried at contract value which represents deposits plus accrued interest. The Plan Administrator believes contract value approximates fair value. Shares of UGI Common Stock included in the UGI Common Stock Fund are reflected at fair value based upon quoted market prices.

Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis. Purchases and sales of securities are recorded on a trade date basis.

The Plan presents in the Statements of Changes in Net Assets Available for Benefits the net appreciation (depreciation) in fair value of investments which consists of realized gains or losses and unrealized appreciation (depreciation) in the fair value of those investments.

Distributions are made to Plan participants based upon the fair value of each participant's investment account (except for investments of the Managed Income Fund for which distributions are based upon contract value and except for distributions from the UGI Common Stock Fund, to the extent not all shares are sold on the same date) as of the dates of distribution.

Transfers of participant balances represent amounts transferred to or from the UGI Utilities, Inc. Savings Plan, an affiliate plan.

The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan Administrator to make estimates and assumptions that affect the reported amount of net assets available for benefits and changes therein. Actual results could differ from these estimates.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.       TRUST INVESTMENTS
         -----------------

The components of trust investments by fund at December 31, 2000 and 1999 are as follows:

                                                                                                       December 31,
                                                                                               2000                    1999
                                                                                       -------------------   ----------------------

 Fidelity Cash Reserves Fund (shares -- 23,018,689 and 25,785,212, respectively)             $ 23,018,689  *          $ 25,785,212 *
                                                                                       -------------------   ----------------------

 Fidelity Managed Income Portfolio II Fund (shares -- 16,856,844 and
        18,253,322, respectively)                                                              16,856,844  *            18,253,322 *
                                                                                       -------------------   ----------------------

 Fidelity Intermediate Bond Fund (shares -- 399,977 and 445,272, respectively)                  4,015,779                4,345,855
                                                                                       -------------------   ----------------------

 Fidelity Capital and Income Fund (shares -- 93,023 and 34,210, respectively)                     719,069                  317,812
                                                                                       -------------------   ----------------------

 Fidelity U.S. Bond Index Fund (shares -- 34,425 and 28,127, respectively)                        364,562                  286,615
                                                                                       -------------------   ----------------------

 Fidelity Spartan U.S. Equity Index Fund (shares -- 116,363 and 115,199, respectively)          5,446,963                6,000,706
                                                                                       -------------------   ----------------------

 Fidelity Equity Income Fund (shares -- 491,110 and 545,248, respectively)                     26,240,050  *            29,159,866 *
                                                                                       -------------------   ----------------------

 Fidelity Fund (shares -- 160,328 and 150,156, respectively)                                    5,252,360                6,398,164
                                                                                       -------------------   ----------------------

 Fidelity Growth & Income Portfolio (shares -- 21,823 and 12,720, respectively)                   918,760                  599,895
                                                                                       -------------------   ----------------------

 Fidelity Equity Income II Fund (shares -- 8,476 and 3,531, respectively)                         202,228                   96,647
                                                                                       -------------------   ----------------------

 Fidelity Real Estate Investment Portfolio (shares -- 7,333 and 2,117, respectively)              135,662                   31,114
                                                                                       -------------------   ----------------------

 Fidelity Balanced Fund (shares -- 60,323 and 57,903, respectively)                               916,307                  889,393
                                                                                       -------------------   ----------------------

 Fidelity Puritan Fund (shares -- 23,343 and 27,977, respectively)                                439,561                  532,394
                                                                                       -------------------   ----------------------

 Fidelity Magellan Fund (shares -- 372,045 and 371,250, respectively)                          44,384,922  *            50,723,919 *
                                                                                       -------------------   ----------------------

 Fidelity Growth Company Fund (shares -- 175,109 and 119,295, respectively)                    12,508,055  *            10,056,565 *
                                                                                       -------------------   ----------------------

 Fidelity OTC Portfolio (shares -- 48,968 and 16,425, respectively)                             2,010,151                1,116,421
                                                                                       -------------------   ----------------------

 Fidelity Capital Appreciation Fund (shares -- 15,533 and 3,540, respectively)                    345,299                  105,737
                                                                                       -------------------   ----------------------

 Fidelity Blue Chip Growth Fund (shares -- 37,364 and 17,161, respectively)                     1,925,372                1,031,540
                                                                                       -------------------   ----------------------

 Fidelity Low-Priced Stock Fund (shares -- 6,829 and 3,753, respectively)                         157,875                   84,961
                                                                                       -------------------   ----------------------

 Fidelity Small Cap Selector Fund (shares -- 12,358 and 3,933, respectively)                      200,566                   63,283
                                                                                       -------------------   ----------------------

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 3.    TRUST INVESTMENTS (CONTINUED)
       -----------------------------

                                                                                                     December 31,
                                                                                             2000                     1999
                                                                                          ----------------   ----------------------

 Fidelity Value Fund (shares -- 4,048 and 2,636, respectively)                                    187,642                  115,495
                                                                                          ----------------   ----------------------

 Fidelity Overseas Fund (shares -- 55,142 and 37,147, respectively)                             1,895,245                1,783,444
                                                                                          ----------------   ----------------------

 Fidelity Worldwide Fund (shares -- 8,452 and 2,554, respectively)                                132,107                   50,823
                                                                                          ----------------   ----------------------

 Fidelity International Growth and Income Fund (shares -- 16,311 and 5,596, respectively)         370,589                  168,429
                                                                                          ----------------   ----------------------

 Fidelity Freedom Income Fund (shares -- 11,402 and 389, respectively)                            127,363                    4,410
                                                                                          ----------------   ----------------------

 Fidelity Freedom 2000 Fund (shares -- 76,096 and 102,169, respectively)                          898,694                1,327,169
                                                                                          ----------------   ----------------------

 Fidelity Freedom 2010 Fund (shares -- 171,334 and 118,973, respectively)                       2,371,256                1,769,124
                                                                                          ----------------   ----------------------

 Fidelity Freedom 2020 Fund (shares -- 160,943 and 97,719, respectively)                        2,343,324                1,600,635
                                                                                          ----------------   ----------------------

 Fidelity Freedom 2030 Fund (shares -- 63,972 and 18,672, respectively)                           959,580                  315,187
                                                                                          ----------------   ----------------------

 Fidelity Freedom 2040 Fund (shares -- 172)                                                         1,505                        -
                                                                                          ----------------   ----------------------

 UGI Common Stock Fund
       UGI Corporation Unitized Stock Fund (units -- 320,594 and 327,322, respectively)         3,468,822                2,870,613
       Dividends receivable                                                                        52,552                   50,965
                                                                                          ----------------   ----------------------
                                                                                                3,521,374                2,921,578
                                                                                          ----------------   ----------------------

 Total trust investments - fair value, except for group annuity contracts included in the Fidelity Managed Income Portfolio II Fund which
       are carried at contract value                                                        $ 158,867,753            $ 165,935,715
                                                                                          ================   ======================

 Total trust investments - cost                                                             $ 146,447,182            $ 135,293,288
                                                                                          ================   ======================

       * - Investment represents five percent or more of net assets available for benefits.



 The net appreciation (depreciation) in fair value of investments during the years ended December 31, 2000 and 1999 by major investment category follows:

                                                                                                  Year ended December 31,
                                                                                              2000                     1999
                                                                                          -----------------   ----------------------
       Registered investment company mutual funds                                            $ (14,227,043)            $ 11,157,425
       UGI Common Stock Fund                                                                       650,447                 (221,069)
                                                                                          -----------------   ----------------------
                                                                                             $ (13,576,596)            $ 10,936,356
                                                                                          =================   ======================

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

During the 2000 Plan Year and 1999 Plan Year, the Plan purchased, at market prices, 19,662 and 23,844 shares of UGI Corporation Common Stock directly from UGI Corporation for $428,631 and $491,205, respectively.

The Plan's principal financial instruments subject to credit risk are the investments of the separate investment funds. The degree and concentration of credit risk varies by fund depending upon the type and diversity of investments. The Schedule of Assets Held for Investment Purposes depicts the types of investment funds available and the proportionate share of assets held in each particular investment option.

4.       FEDERAL INCOME TAX STATUS
         -------------------------

On July 31, 1995, the Internal Revenue Service issued a favorable determination letter concerning the qualified status of the Plan in effect as of September 30, 1994 under Section 401(a) of the IRC. The Plan has since been amended, however, the Plan Administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. No U.S. income taxes are required to be paid by the trust created under the Plan (the Trust) and participants are not taxed on Company contributions to the Trust or income earned by the Trust. When a participant, or his or her beneficiary or estate, receives a distribution under the Plan, the taxability of the value of such distribution depends on the form and time of payment.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN
           Item 4(i) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES


                                                                 December 31, 2000
                                              ---------------------------------------------------
                                              Number of
                                              Shares or                      Fair Value/
                                              Principal                       Contract
NAME OF ISSUER AND TITLE OF ISSUE              Amount            Cost           Value       % (2)
---------------------------------             ---------       ------------   ------------   ------

FIDELITY CASH RESERVES FUND (1) (3)        23,018,689 shrs    $ 23,018,689   $ 23,018,689   100.00%
                                                              ------------   ------------   ------

FIDELITY MANAGED INCOME
   PORTFOLIO II FUND (1) (3)               16,856,844 shrs     16,856,844     16,856,844    100.00%
                                                              ------------   ------------   ------

FIDELITY INTERMEDIATE BOND FUND (3)           399,977 shrs      4,028,487      4,015,779    100.00%
                                                              ------------   ------------   ------

FIDELITY CAPITAL AND INCOME FUND (3)           93,023 shrs        856,555        719,069    100.00%
                                                              ------------   ------------   ------

FIDELITY U.S. BOND INDEX FUND (3)              34,425 shrs        362,635        364,562    100.00%
                                                              ------------   ------------   ------

FIDELITY SPARTAN U.S. EQUITY INDEX FUND (3)   116,363 shrs      4,654,495      5,446,963    100.00%
                                                              ------------   ------------   ------

FIDELITY EQUITY INCOME FUND (1) (3)           491,110 shrs     21,788,520     26,240,050    100.00%
                                                              ------------   ------------   ------

FIDELITY FUND (3)                             160,328 shrs      5,355,823      5,252,360    100.00%
                                                              ------------   ------------   ------

FIDELITY GROWTH & INCOME
   PORTFOLIO (3)                               21,823 shrs        999,314        918,760    100.00%
                                                              ------------   ------------   ------

FIDELITY EQUITY INCOME II FUND (3)              8,476 shrs        231,264        202,228    100.00%
                                                              ------------   ------------   ------

FIDELITY REAL ESTATE INVESTMENT
   PORTFOLIO (3)                                7,333 shrs        122,659        135,662    100.00%
                                                              ------------   ------------   ------

FIDELITY BALANCED FUND (3)                     60,323 shrs        965,852        916,307    100.00%
                                                              ------------   ------------   ------

FIDELITY PURITAN FUND (3)                      23,343 shrs        444,079        439,561    100.00%
                                                              ------------   ------------   ------

FIDELITY MAGELLAN FUND (1) (3)                372,045 shrs     36,055,298     44,384,922    100.00%
                                                              ------------   ------------   ------

FIDELITY GROWTH COMPANY FUND (1)  (3)         175,109 shrs     11,763,904     12,508,055    100.00%
                                                              ------------   ------------   ------

FIDELITY OTC PORTFOLIO (3)                     48,968 shrs      3,065,482      2,010,151    100.00%
                                                              ------------   ------------   ------

FIDELITY CAPITAL APPRECIATION FUND (3)         15,533 shrs        421,173        345,299    100.00%
                                                              ------------   ------------   --------

FIDELITY BLUE CHIP GROWTH FUND (3)             37,364 shrs      2,127,500      1,925,372    100.00%
                                                              ------------   ------------   --------

FIDELITY LOW-PRICED STOCK FUND (3)              6,829 shrs        155,486        157,875    100.00%
                                                              ------------   ------------   --------

FIDELITY SMALL CAP SELECTOR FUND (3)           12,358 shrs        197,993        200,566    100.00%
                                                              ------------   ------------   --------

FIDELITY VALUE FUND (3)                         4,048 shrs        181,584        187,642    100.00%
                                                              ------------   ------------   --------

FIDELITY OVERSEAS FUND (3)                     55,142 shrs      2,110,893      1,895,245    100.00%
                                                              ------------   ------------   --------

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN
     Item 4(i) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (continued)

                                                                   December 31, 2000
                                              --------------------------------------------------------
                                              Number of
                                              Shares or                          Fair Value/
                                              Principal                            Contract
NAME OF ISSUER AND TITLE OF ISSUE              Amount            Cost                Value       %(2)
---------------------------------             ---------         -----------      ------------   ------

FIDELITY WORLDWIDE FUND (3)                     8,452 shrs          158,015           132,107   100.00%
                                                               ------------      ------------   ------

FIDELITY INTERNATIONAL GROWTH
   & INCOME FUND (3)                           16,311 shrs          447,102           370,589   100.00%
                                                               ------------      ------------   ------

FIDELITY FREEDOM INCOME FUND (3)               11,402 shrs          128,554           127,363   100.00%
                                                               ------------      ------------   ------

FIDELITY FREEDOM 2000 FUND (3)                 76,096 shrs          956,827           898,694   100.00%
                                                               ------------      ------------   ------

FIDELITY FREEDOM 2010 FUND (3)                171,334 shrs        2,436,577         2,371,256   100.00%
                                                               ------------      ------------   ------

FIDELITY FREEDOM 2020 FUND (3)                160,943 shrs        2,515,866         2,343,324   100.00%
                                                               ------------      ------------   ------

FIDELITY FREEDOM 2030 FUND (3)                 63,972 shrs        1,040,551           959,580   100.00%
                                                               ------------      ------------   ------

FIDELITY FREEDOM 2040 FUND (3)                    172 shrs            1,533             1,505   100.00%
                                                               ------------      ------------   ------

UGI COMMON STOCK FUND (3)
UGI Corporation Unitized Stock Fund           320,594 units       2,945,076         3,468,822    98.51%
Dividends receivable                         $ 52,552                52,552            52,552     1.49%
                                                               ------------      ------------   ------
                                                                  2,997,628         3,521,374   100.00%
                                                               ------------      ------------   ------


PARTICIPANT LOANS
Loan principal outstanding (9.0% -
   10.5%) (3) (4)                                                        --         3,590,538   100.00%
                                                               ------------      ------------   ------

Total - all funds                                              $146,447,182      $162,458,291
                                                               ============      ============


--------

(1)  Investment represents 5% or more of the net assets available for benefits.

(2) Percentages represent percentage of fair value / contract value of each fund.

(3)  Party in interest.

(4)  Range of interest rates for loans outstanding as of December 31, 2000.

                                                                  Exhibit No. 99


                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                         EIN #23-1174060 PLAN NUMBER 008

                              FINANCIAL STATEMENTS

             for the years ended December 31, 2000 and 1999

                              UGI UTILITIES, INC.
                                 SAVINGS PLAN



                         INDEX TO FINANCIAL STATEMENTS





                                                                           Page(s)
                                                                           ------
Report of Independent Public Accountants                                         3

Financial Statements:

    Statements of Net Assets Available for Benefits at
        December 31, 2000 and 1999                                               4

    Statements of Changes in Net Assets Available for Benefits for the
        years ended December 31, 2000 and 1999                                   5

    Notes to Financial Statements                                          6 to 18


Item 4(i) - Schedule of Assets Held for Investment Purposes -
        December 31, 2000                                                 19 to 20

                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Retirement Committee of
UGI Utilities, Inc.:

We have audited the accompanying statements of net assets available for benefits of the UGI Utilities, Inc. Savings Plan (the "Plan") as of December 31, 2000 and 1999, and the related statements of changes in net assets available for benefits for the years ended December 31, 2000 and 1999. These financial statements and the supplemental schedule referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and supplemental schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2000 and 1999 and the changes in net assets available for benefits for the years ended December 31, 2000 and 1999, in accordance with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for purposes of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Arthur Andersen LLP
Philadelphia, Pennsylvania
June 22, 2001

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS


                                                        December 31,
                                                   2000            1999
                                                -----------     -----------

Investments - participant directed (Note 3)     $58,355,347     $57,734,627

Loans to participants                             1,427,646       1,458,891

Employers' contributions receivable               1,133,092       1,115,105
                                                -----------     -----------

   Net assets available for benefits            $60,916,085     $60,308,623
                                                ===========     ===========


See accompanying notes to financial statements.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS


                                                Year Ended December 31,
                                                2000              1999
                                            ------------      ------------

Participants' contributions                 $  4,288,454      $  4,342,712
Employers' contributions                       1,133,092         1,115,105
Investment income (loss):
     Dividends                                 3,861,528         4,178,868
     Net appreciation (depreciation)
         in value of investments              (5,598,260)        3,838,779
Other, primarily interest on loans               124,912            42,841
Net transfers of participants' balances          185,603            (1,917)

Distributions to participants                 (3,387,867)       (2,232,901)
                                            ------------      ------------

Net increase                                     607,462        11,283,487

Net assets available for benefits-
     beginning of year                        60,308,623        49,025,136
                                            ------------      ------------

Net assets available for benefits-
     end of year                            $ 60,916,085      $ 60,308,623
                                            ============      ============



See accompanying notes to financial statements.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

1.    DESCRIPTION OF THE PLAN

The following brief description of the UGI Utilities, Inc. Savings Plan (Plan) provides general information on the provisions of the Plan in effect on December 31, 2000 and during the periods covered by the financial statements. More complete information is included in the Plan document.

GENERAL. The Plan is a defined contribution plan covering employees of UGI Utilities, Inc. (UGI Utilities), its holding company parent UGI Corporation
(UGI), and certain affiliated companies (collectively, the Employers). Employees of the Employers are eligible upon hire to participate in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan is administered by the UGI Utilities Retirement Committee (Plan Administrator) whose members are appointed by the Board of Directors of UGI Utilities.

CONTRIBUTIONS. A participant may elect to contribute to the Plan on a before-tax basis through payroll reduction an amount equal to from 1% to 15%, in whole percentages, of eligible compensation. In addition, a participant may elect to contribute to the Plan on an after-tax basis through payroll deduction an amount equal to from 1% to 6%, in whole percentages, of eligible compensation provided that the combination of before-tax and after-tax contributions does not exceed 15% of eligible compensation. Calendar year before-tax and after-tax contribution amounts are subject to limits prescribed by the Internal Revenue Code (IRC). A participant may increase the rate of, or reduce or suspend, his or her before-tax or after-tax contributions at any time by filing a written request with the Plan Administrator. A participant will at all times be fully (100%) vested in the portion of his or her account attributable to participant contributions.

The Plan also accepts on behalf of any employee (i) the entire amount of cash received as a distribution from another qualified trust forming part of a plan described in section 401(a) of the IRC or from a "rollover" individual retirement plan described in section 408 of the IRC, but only if the deposit qualifies as a tax-free rollover as defined in section 402 or (ii) a direct transfer from another plan qualified under Section 401(a) of the IRC.

For each Plan year, each of the Employers may, at their discretion, make a contribution to the Plan equal to a percentage of participant before-tax and after-tax contributions, up to a total of 6% of compensation (as defined in the Plan document) for each eligible participant. In order to be entitled to the Employers' contribution, a participant must either (i) be actively employed by any of the Employers, or on a excused leave of absence (as defined in the Plan document) on

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


the last day of the Plan year or (ii) have retired, become disabled (as defined in the Plan), or died while an employee during the Plan year. Employers' contributions for the 2000 Plan Year and the 1999 Plan Year, which were made in January 2001 and January 2000, respectively, were invested in accordance with participant investment elections in effect on the dates of the contributions.

A participant is fully vested in the portion of his or her account attributable to Employers' matching contributions upon the earlier of (i) the completion of five years of service or (ii) the attainment of normal retirement age (as defined in the Plan document), total disability (as defined by the Plan document) or death while in the employ of the Employers or an affiliated company. For Plan purposes, a participant will attain normal retirement age on the later of his or her 65th birthday or the fifth anniversary of his or her date of hire.

A participant who terminates employment before he or she is fully vested will forfeit nonvested amounts attributable to the Employers' contributions. These forfeited amounts remain in the Plan and are available to reduce future Employer contributions. In each of the 2000 Plan Year and the 1999 Plan Year, forfeitures of $30,000 were used to reduce the Employers' contributions. During the 2000 Plan Year and the 1999 Plan Year, $42,414 and $40,286, respectively, were forfeited from participants' accounts. As of December 31, 2000 and 1999, there were $1,252 and $8,665, respectively, of forfeitures remaining in the Plan.

INVESTMENT FUNDS. A participant may elect to have his or her funds invested in one or more investment funds. Generally, participants may transfer amounts between funds at any time with no limit. Participants may change their investment elections for future contributions at any time. Fidelity Management Trust Company is the Plan's trustee for all investment assets of the Plan. References to "Fidelity" below refer to investment funds managed by Fidelity Management and Research Company (FMR). Following is a brief description of the investment options available to participants and the strategies and objectives of each fund.

Money Market Fund

-  Fidelity Cash Reserves Fund

This fund is an unaffiliated registered investment company mutual fund that invests in U.S. dollar-denominated money market securities and repurchase agreements, and may enter into reverse repurchase agreements. The fund's objective is to provide as high a level of current income as is consistent with the preservation of capital and liquidity.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


Managed Income Fund

-  Fidelity Managed Income Portfolio II Fund

This fund is an unaffiliated commingled pool whose investments principally comprise guaranteed investment contracts offered by insurance companies and financial institutions and certain types of fixed income securities. The fund's objective is to preserve principal while earning interest income.

Income Funds

-  Fidelity Intermediate Bond Fund

This fund is an unaffiliated registered investment company mutual fund which normally invests in U.S. dollar-denominated investment-grade bonds while normally maintaining a dollar-weighted average maturity between three and ten years. The fund's objective is to provide a high level of current income.

-  Fidelity Capital & Income Fund

This fund is an unaffiliated registered investment company mutual fund that invests mainly in equity and debt securities, including defaulted securities, with an emphasis on lower-quality debt securities. The fund invests in companies in troubled or uncertain financial condition and in domestic and foreign issuers. The fund's objective is to provide current income and capital growth.

-  Fidelity U.S. Bond Index Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in bonds included in the Lehman Brothers Aggregate Bond Index. The fund's objective is to provide investment results that correspond to the total returns of bonds in the Lehman Brothers Aggregate Bond Index.

Growth and Income Funds

-  Fidelity Spartan U.S. Equity Index Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks included in the Standard and Poor's 500 Index (S&P 500) a widely recognized, unmanaged index of 500 U.S. common stocks. The fund's objective is to match the total return of the S&P 500.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


-  Fidelity Equity Income Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in income-producing equity securities. The fund's objective is to provide reasonable income while considering the potential for capital appreciation.

-  Fidelity Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks. The fund may also invest a portion of assets in bonds, including lower-quality debt securities. The fund seeks long-term capital growth.

-  Fidelity Growth & Income Portfolio

This fund is an unaffiliated registered investment company mutual fund that normally invests a majority of total assets in common stocks with a focus on those that pay current dividends and show potential for capital appreciation. The fund may also invest in bonds. The fund seeks high total return through a combination of current income and capital appreciation.

-  Fidelity Equity Income II Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in income-producing equity securities. The fund seeks reasonable income and the potential for capital appreciation.

-  Fidelity Real Estate Investment Portfolio

This fund is an unaffiliated registered investment company mutual fund that principally invests in equity securities of companies principally engaged in the real estate industry. The fund seeks above-average income and long-term capital growth consistent with reasonable risk.

Balanced Funds

-  Fidelity Balanced Fund                   -  Fidelity Puritan Fund

These funds are unaffiliated registered investment company mutual funds that invest in stocks and other equity securities and in bonds and other debt securities. The funds seek income and capital growth.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


Growth Funds

-  Fidelity Magellan Fund

This fund is an unaffiliated registered investment company mutual fund that invests primarily in common stocks of domestic and foreign issuers. The fund seeks capital appreciation.

-  Fidelity Growth Company Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers that are expected to have above-average growth potential. The fund seeks capital appreciation.

-  Fidelity OTC Portfolio

This fund is an unaffiliated registered investment company mutual fund that principally invests in securities traded on the over-the-counter (OTC) market. The fund seeks capital appreciation.

-  Fidelity Capital Appreciation Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers. The fund seeks capital appreciation.

-  Fidelity Blue Chip Growth Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of well-known and established companies. The fund invests in securities of domestic and foreign issuers. The fund seeks growth of capital over the long term.

-  Fidelity Low-Priced Stock Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in low-priced common stocks. The fund seeks capital appreciation.

-  Fidelity Small Cap Selector Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of domestic and foreign issuers with small market capitalizations. The fund seeks capital appreciation.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


-  Fidelity Value Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in common stocks of companies that possess valuable fixed assets or that are believed to be undervalued in relation to the issuing company's assets, earnings, or growth potential. The fund seeks capital appreciation.

International Funds

-  Fidelity Overseas Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in foreign securities. The fund invests primarily in common stocks and seeks long-term growth of capital.

-  Fidelity Worldwide Fund

This fund is an unaffiliated registered investment company mutual fund that invests primarily in common stocks issued anywhere in the world. The fund seeks growth of capital.

-  Fidelity International Growth & Income Fund

This fund is an unaffiliated registered investment company mutual fund that principally invests in foreign securities including common stocks with a focus on those that pay current dividends and have the potential for capital appreciation. The fund seeks capital growth and current income.

Asset Allocation Funds

-  Fidelity Freedom Income Fund       -  Fidelity Freedom 2020 Fund
-  Fidelity Freedom 2000 Fund         -  Fidelity Freedom 2030 Fund
-  Fidelity Freedom 2010 Fund         -  Fidelity Freedom 2040 Fund

These funds are unaffiliated registered investment company mutual funds that invest in a combination of underlying Fidelity funds according to an asset allocation strategy that becomes increasingly conservative over time as each fund's target retirement date approaches. When each of these target retirement date funds matches the asset allocation of the Fidelity Freedom Income fund (approximately five to ten years after the respective fund's target retirement date), it is expected that each fund will be combined with the Fidelity Freedom Income Fund. These funds' investment objectives are to achieve high total return over an extended period of time.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


Employer Stock Fund

-  UGI Common Stock Fund

This fund invests principally in shares of UGI Corporation Common Stock. Participants in the fund do not individually own specific shares of UGI Corporation Common Stock but rather own units in the fund that invests in such shares. The value of a unit in the UGI Common Stock Fund was initially set at $10.00 and is recalculated daily by dividing the fair value of the fund's assets (comprising shares of UGI Corporation Common Stock and temporary cash investments) by the total number of units outstanding. Generally, participant requests to redeem units from the UGI Common Stock Fund are processed on the day received if such request is received by Fidelity before the close of the New York Stock Exchange and provided that there are sufficient short-term investments in the fund for liquidity. In such case, the participant will receive the closing price for that day. However, on days of unusually heavy requests for sale, the UGI Common Stock Fund may not have sufficient short-term investments for liquidity. In such case, requests to sell units received before the close of the New York Stock Exchange may not be processed on that day at that date's closing price but may be suspended until sufficient liquidity is restored. Units will be redeemed generally on a first-in, first-out basis at the price for the processing date. Loans, withdrawals and distributions from the UGI Common Stock Fund will be given priority over exchanges with other funds.

DISTRIBUTIONS. The Plan benefit of a participant who terminates employment as a result of retirement, death or total disability, as defined by the Plan document, shall be equal to the proceeds of liquidation of 100% of the balance of his or her account. Participants may elect to receive their interest in the UGI Common Stock Fund in the form of shares of UGI Corporation Common Stock. The Plan benefit of a participant who terminates employment for reasons other than retirement, death or total disability shall be equal to the proceeds of liquidation of the vested portion of his or her account. Where the amount to be distributed exceeds $5,000, no distribution shall be made to any Plan participant prior to his or her normal retirement age (as defined in the Plan document) unless the participant elects to receive such distribution. Where the amount to be distributed does not exceed $5,000 and has not exceeded $5,000 at the time of any prior distribution, a Plan participant's benefit will be distributed as soon as practicable after the participant becomes entitled to receive a distribution.

A participant who continues to work past age 70-1/2 may elect to defer distribution until he or she terminates employment. In all other cases, distributions must be made or commence by April 1 of the calendar year following the year in which the participant attains age 70-1/2.

DEATH. If a participant dies prior to receiving a distribution of his or her account, the participant's designated beneficiary shall be entitled to receive a lump-sum distribution of the proceeds of liquidation of 100% of the balance credited to the participant's account. Generally, the account will be distributed to the beneficiary as soon as practicable following the date of death. The

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


beneficiary of a participant who is married at the time of the participant's death will be the participant's spouse, unless the participant designated another beneficiary and the spouse consented to such designation in accordance with procedures specified by the Plan document.

WITHDRAWALS. Generally, a participant may withdraw up to 50% of the balance of his or her account attributable to after-tax contributions (including after-tax contributions that were matched by the Employer) at any time. However, the withdrawal must be in an amount of at least $250. If any portion of the amount withdrawn is attributable to Employer contributions, the participant's participation in the Plan will be suspended for the three-month period following the withdrawal. No more than one withdrawal in any calendar year is permitted from each of the matched and unmatched portions of a participant's after-tax contribution account.

A participant may withdraw before-tax contributions (and earnings attributable thereto credited as of December 31, 1988) and rollover contributions, only on account of financial hardship resulting from (i) medical expenses as defined in section 213(d) of the IRC; (ii) educational expenses for the next twelve months of post-secondary education of the participant, or his or her spouse, children or dependents; (iii) foreclosure on a primary residence; or (iv) costs directly related to the purchase of a primary residence. A hardship withdrawal will be permitted if the Plan Administrator determines that (i) the withdrawal is on account of an immediate and heavy financial need of the participant and (ii) the withdrawal is necessary to satisfy such financial need.

While a participant is still employed by any of the Employers, withdrawals of amounts attributable to Employer's contributions and post-1988 earnings on participant before-tax contributions, are not permitted.

LOAN PROVISION. The Plan includes an employee loan provision. Generally, at the time a loan is to be made, the amount of all loans to be outstanding may not exceed the lesser of (i) 50% of a participant's before-tax and rollover account balances, or (ii) $50,000 less the highest balance of any loan during the prior twelve-month period. Each loan bears interest at a rate determined in accordance with generally prevailing market conditions for similar types of loans. The minimum loan amount is $1,000. The amount of the loan withdrawn from a participant's account is allocated in proportion to the value of the participant's salary deferral and rollover account balances in each investment fund. Repayments, including interest, are made in equal installments through payroll deductions and are allocated to participant accounts in accordance with current investment elections. No loan may have a final maturity in excess of five years except that, if the loan is used to purchase a principal residence for the participant, the loan may have a final maturity of up to ten years. No participant shall be permitted to have more than two loans outstanding at any one time.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


ADMINISTRATIVE EXPENSES. All administrative expenses of the Plan are chargeable to the Plan unless paid for by the Employers. The Employers currently pay such expenses. Mutual fund expenses are paid to fund managers from mutual fund assets.

PLAN TERMINATION. Although it has not expressed any intent to do so, UGI Utilities has the right to terminate the Plan in whole or in part at any time for any reason. In the event of a complete or partial termination of the Plan, the affected participants will become fully vested in their account balances.

PLAN AMENDMENT. UGI Utilities may amend the Plan at any time for any reason by written action of its Board of Directors. Amendments required to comply with applicable legal requirements, however, may be made by an officer of the company without Board approval.

VOTING RIGHTS OF UGI COMMON STOCK FUND PARTICIPANTS. A participant has the right to instruct the trustee of the Plan how to vote, at each meeting of shareholders, all shares of UGI Corporation Common Stock (including fractional shares) represented by the value of the participant's interest in the UGI Common Stock Fund, and a pro rata portion of unvoted shares. A participant also has the right to direct the trustee of the Plan whether or not to tender shares in response to a tender offer.

2.    ACCOUNTING POLICIES

The accompanying financial statements are prepared on the accrual basis of accounting in accordance with the AICPA audit guide, "Audits of Employee Benefit Plans." Certain prior year amounts have been reclassified to conform to current year presentation.

The Plan's investments in registered investment company mutual funds are valued at quoted market prices which represent the net asset value of shares held by the plan. Guaranteed investment contracts included in the Fidelity Managed Income Portfolio II fund, an unaffiliated commingled pool, are carried at contract value which represents deposits plus accrued interest. The Plan Administrator believes contract value approximates fair value. Shares of UGI Common Stock included in the UGI Common Stock Fund are reflected at fair value based upon quoted market prices.

Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis. Purchases and sales of securities are recorded on a trade date basis.

The Plan presents in the Statements of Changes in Net Assets Available for Benefits the net appreciation (depreciation) in fair value of investments which consists of realized gains or losses and unrealized appreciation (depreciation) in the fair value of those investments.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


Distributions are made to Plan participants based upon the fair value of each participant's investment account (except for investments of the Managed Income Fund for which distributions are based upon contract value and except for distributions from the UGI Common Stock Fund, to the extent not all shares are sold on the same date) as of the dates of the distribution.

Transfers of participant balances represent amounts transferred to or from the AmeriGas Propane, Inc. Savings Plan, an affiliate plan.

The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan Administrator to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from these estimates.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

3.    TRUST INVESTMENTS

The components of trust investments by fund at December 31, 2000 and 1999 are as follows:

                                                                                            December 31,
                                                                                         2000           1999
                                                                                      ----------     ----------

Fidelity Cash Reserves Fund (shares -- 2,951,446 and 2,772,891, respectively)         $2,951,446     $2,772,891
                                                                                      ----------     ----------

Fidelity Managed Income Portfolio II Fund (shares -- 7,211,501 and
     7,867,529, respectively)                                                          7,211,501 *    7,867,529 *
                                                                                      ----------     ----------

Fidelity Intermediate Bond Fund (shares -- 76,924 and 72,721, respectively)              772,314        709,758
                                                                                      ----------     ----------

Fidelity Capital & Income Fund ( shares -- 37,147 and 17,197, respectively)              287,150        159,756
                                                                                      ----------     ----------

Fidelity U.S. Bond Index Fund (shares -- 26,885 and 13,408, respectively)                284,713        136,623
                                                                                      ----------     ----------

Fidelity Spartan U.S. Equity Index Fund (shares -- 50,558 and
      48,395, respectively)                                                            2,366,597      2,520,880
                                                                                      ----------     ----------

Fidelity Equity Income Fund (shares -- 182,259 and 196,047, respectively)              9,738,088 *   10,484,612 *
                                                                                      ----------     ----------

Fidelity Fund (shares -- 58,802 and 59,687, respectively)                              1,926,352      2,543,254
                                                                                      ----------     ----------

Fidelity Growth & Income Portfolio (shares -- 5,726 and 4,600, respectively)             241,050        216,950
                                                                                      ----------     ----------

Fidelity Equity Income II Fund (shares -- 4,773 and 2,457, respectively)                 113,878         67,241
                                                                                      ----------     ----------

Fidelity Real Estate Investment Portfolio (shares -- 2,283 and 154, respectively)         42,228          2,258
                                                                                      ----------     ----------

Fidelity Balanced Fund (shares -- 4,241 and 3,383, respectively)                          64,422         51,960
                                                                                      ----------     ----------

Fidelity Puritan Fund (shares -- 6,782 and 1,594, respectively)                          127,701         30,342
                                                                                      ----------     ----------

Fidelity Magellan Fund (shares -- 157,055 and 149,746, respectively)                  18,736,617 *   20,459,729 *
                                                                                      ----------     ----------

Fidelity Growth Company Fund (shares -- 58,735 and 33,725, respectively)               4,195,462 *    2,843,000
                                                                                      ----------     ----------

Fidelity OTC Portfolio (shares -- 34,634 and 13,816, respectively)                     1,421,736        939,080
                                                                                      ----------     ----------

Fidelity Capital Appreciation Fund (shares -- 7,046 and 2,699, respectively)             156,640         80,626
                                                                                      ----------     ----------

Fidelity Blue Chip Growth Fund (shares -- 21,302 and 11,305, respectively)             1,097,713        679,514
                                                                                      ----------     ----------

Fidelity Low-Priced Stock Fund (shares -- 3,596 and 771, respectively)                    83,150         17,452
                                                                                      ----------     ----------

Fidelity Small Cap Selector Fund (shares -- 14,555 and 1,881, respectively)              236,227         30,258
                                                                                      ----------     ----------

Fidelity Value Fund (shares --  2,391 and 220, respectively)                             110,801          9,636
                                                                                      ----------     ----------

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

3.    TRUST INVESTMENTS (CONTINUED)

                                                                                                 December 31,
                                                                                             2000            1999
                                                                                          -----------     -----------
Fidelity Overseas Fund (shares -- 22,137 and 17,894, respectively)                            760,835         859,106
                                                                                          -----------     -----------

Fidelity Worldwide Fund (shares -- 3,855 and 672, respectively)                                60,249          13,375
                                                                                          -----------     -----------

Fidelity International Growth & Income Fund (shares -- 6,613 and 2,066, respectively)         150,254          62,197
                                                                                          -----------     -----------

Fidelity Freedom Income Fund (shares  -- 3,356 and 11,444,  respectively)                      37,488         129,662
                                                                                          -----------     -----------

Fidelity Freedom 2000 Fund (shares -- 30,447 and 13,490, respectively)                        359,582         175,236
                                                                                          -----------     -----------

Fidelity Freedom 2010 Fund (shares -- 34,302 and 21,701, respectively)                        474,744         322,700
                                                                                          -----------     -----------

Fidelity Freedom 2020 Fund (shares -- 32,398 and 17,669, respectively)                        471,718         289,413
                                                                                          -----------     -----------

Fidelity Freedom 2030 Fund (shares -- 21,204 and 8,838, respectively)                         318,061         149,184
                                                                                          -----------     -----------

Fidelity Freedom 2040 Fund (shares -- 535)                                                      4,684
                                                                                          -----------

UGI Common Stock Fund
      UGI Corporation Unitized Stock Fund (units -- 324,899 and 348,645,
           respectively)                                                                    3,499,158 *     3,057,623 *
      Dividends receivable                                                                     52,788          52,782
                                                                                          -----------     -----------
                                                                                            3,551,946       3,110,405
                                                                                          -----------     -----------

Total trust investments - fair value, except for group annuity contracts included in the Fidelity Managed Income Portfolio II Fund
      which are carried at contract value                                                 $58,355,347     $57,734,627
                                                                                          ===========     ===========

Total trust investments - cost                                                            $53,967,934     $46,265,010
                                                                                          ===========     ===========

   * - Investment represents five percent or more of the net assets available for benefits.


The net appreciation (depreciation) in fair value of investments during the year ended December 31, 2000 and the year ended December 31, 1999 by major investment category follows:


                                                           Year            Year
                                                           Ended           Ended
                                                        December 31,     December 31,
                                                           2000             1999
                                                        -----------      -----------
Registered investment company mutual funds              $(6,271,233)     $ 4,106,714
UGI Common Stock Fund                                       672,973         (267,935)
                                                        -----------      -----------
Total net appreciation (depreciation) in fair value     $(5,598,260)     $ 3,838,779
                                                        ===========      ===========

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)


During the 2000 Plan Year and the 1999 Plan Year, the Plan purchased, at market prices, 10,187 and 11,250 shares of UGI Corporation Common Stock directly from UGI Corporation for $220,753 and $233,242, respectively.

The Plan's principal financial instruments subject to credit risk are the investments of the separate investment funds. The degree and concentration of credit risk varies by fund depending upon the type and diversity of investments. The Schedule of Assets Held for Investment Purposes depicts the types of investment funds available and the proportionate share of assets held in each particular investment option.

4.    FEDERAL INCOME TAX STATUS

On July 31, 1995, the Internal Revenue Service issued a favorable determination letter concerning the qualified status of the Plan in effect as of September 30, 1994 under Section 401(a) of the IRC. The Plan has since been amended, however, the Plan Administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. No U.S. income taxes are required to be paid by the trust created under the Plan (the Trust) and participants are not taxed on Employers' contributions to the Trust or income earned by the Trust. When a participant, or his or her beneficiary or estate, receives a distribution under the Plan, the taxability of the value of such distribution depends on the form and time of payment.

                        UGI UTILITIES, INC. SAVINGS PLAN
           Item 4(i) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                                                  December 31, 2000
                                           ---------------------------------------------------------
                                             Number of
                                             Shares or                        Fair Value/
                                             Principal                          Contract
     NAME OF ISSUER AND TITLE OF ISSUE        Amount              Cost           Value         % (2)
     ---------------------------------     --------------     -----------     -----------     ------

FIDELITY CASH RESERVES FUND (3)            2,951,446 shrs     $ 2,951,446     $ 2,951,446     100.00%
                                                              -----------     -----------     ------

FIDELITY MANAGED INCOME
  PORTFOLIO II FUND (1) (3)                7,211,501 shrs       7,211,501       7,211,501     100.00%
                                                              -----------     -----------     ------

FIDELITY INTERMEDIATE BOND FUND (3)        76,924 shrs            777,686         772,314     100.00%
                                                              -----------     -----------     ------

FIDELITY CAPITAL & INCOME FUND (3)         37,147 shrs            348,183         287,150     100.00%
                                                              -----------     -----------     ------

FIDELITY U.S. BOND INDEX FUND (3)          26,885 shrs            285,594         284,713     100.00%
                                                              -----------     -----------     ------

FIDELITY SPARTAN U.S. EQUITY
  INDEX FUND (3)                           50,558 shrs          2,043,279       2,366,597     100.00%
                                                              -----------     -----------     ------

FIDELITY EQUITY INCOME FUND (1) (3)        182,259 shrs         8,040,122       9,738,088     100.00%
                                                              -----------     -----------     ------

FIDELITY FUND (3)                          58,802 shrs          2,008,284       1,926,352     100.00%
                                                              -----------     -----------     ------

FIDELITY GROWTH & INCOME
   PORTFOLIO (3)                           5,726 shrs             262,298         241,050     100.00%
                                                              -----------     -----------     ------

FIDELITY EQUITY INCOME II FUND (3)         4,773 shrs             130,227         113,878     100.00%
                                                              -----------     -----------     ------

FIDELITY REAL ESTATE INVESTMENT
   PORTFOLIO (3)                           2,283 shrs              40,204          42,228     100.00%
                                                              -----------     -----------     ------

FIDELITY BALANCED FUND (3)                 4,241 shrs              67,026          64,422     100.00%
                                                              -----------     -----------     ------

FIDELITY PURITAN FUND (3)                  6,782 shrs             127,599         127,701     100.00%
                                                              -----------     -----------     ------

FIDELITY MAGELLAN FUND (1) (3)             157,055 shrs        15,650,467      18,736,617     100.00%
                                                              -----------     -----------     ------

FIDELITY GROWTH COMPANY FUND (1)           58,735 shrs          4,251,790       4,195,462     100.00%
                                                              -----------     -----------     ------

FIDELITY OTC PORTFOLIO (3)                 34,634 shrs          2,127,871       1,421,736     100.00%
                                                              -----------     -----------     ------

FIDELITY CAPITAL APPRECIATION FUND (3)     7,046 shrs             198,630         156,640     100.00%
                                                              -----------     -----------     ------

FIDELITY BLUE CHIP GROWTH FUND (3)         21,302 shrs          1,184,644       1,097,713     100.00%
                                                              -----------     -----------     ------

FIDELITY LOW-PRICED STOCK FUND (3)         3,596 shrs              80,561          83,150     100.00%
                                                              -----------     -----------     ------

FIDELITY SMALL CAP SELECTOR FUND (3)       14,555 shrs            242,870         236,227     100.00%
                                                              -----------     -----------     ------

FIDELITY VALUE  FUND (3)                   2,391 shrs             104,862         110,801     100.00%
                                                              -----------     -----------     ------

FIDELITY OVERSEAS FUND (3)                 22,137 shrs            839,798         760,835     100.00%
                                                              -----------     -----------     ------

                        UGI UTILITIES, INC. SAVINGS PLAN
     Item 4(i) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (continued)


                                                                              December 31, 2000
                                                       ---------------------------------------------------------
                                                         Number of
                                                         Shares or                       Fair Value/
                                                         Principal                        Contract
     NAME OF ISSUER AND TITLE OF ISSUE                    Amount              Cost           Value         % (2)
     ---------------------------------                 --------------     ----------      ----------      ------

FIDELITY WORLDWIDE FUND (3)                                3,855 shrs         72,916          60,249      100.00%
                                                                          ----------      ----------      ------

FIDELITY INTERNATIONAL GROWTH
   & INCOME FUND (3)                                       6,613 shrs        179,905         150,254      100.00%
                                                                          ----------      ----------      ------

FIDELITY FREEDOM INCOME FUND (3)                           3,356 shrs         37,671          37,488      100.00%
                                                                          ----------      ----------      ------

FIDELITY FREEDOM 2000 FUND (3)                            30,447 shrs        380,420         359,582      100.00%
                                                                          ----------      ----------      ------

FIDELITY FREEDOM 2010 FUND (3)                            34,302 shrs        482,806         474,744      100.00%
                                                                          ----------      ----------      ------

FIDELITY FREEDOM 2020 FUND (3)                            32,398 shrs        489,929         471,718      100.00%
                                                                          ----------      ----------      ------

FIDELITY FREEDOM 2030 FUND (3)                            21,204 shrs        343,482         318,061      100.00%
                                                                          ----------      ----------      ------

FIDELITY FREEDOM 2040 FUND (3)                               535 shrs          5,040           4,684      100.00%
                                                                          ----------      ----------      ------

UGI COMMON STOCK FUND (1) (3)
UGI Corporation Unitized Stock Fund                     324,899 units      2,948,035       3,499,158       98.51%
Dividends receivable                                    $52,788               52,788          52,788        1.49%
                                                                          ----------      ----------      ------

                                                                           3,000,823       3,551,946      100.00%
                                                                          ----------      ----------      ------

PARTICIPANT  LOANS
Loan principal outstanding (7.00% - 10.50%) (3)(4)                                --       1,427,646      100.00%
                                                                          ----------      ----------      ------

Total - all funds                                                        $53,967,934     $59,782,993
                                                                          ==========      ==========


-------------

(1)  Investment represents 5% or more of the net assets available for benefits.

(2)  Percentages represent percentage of fair value of each fund.

(3)  Party in interest.

(4)  Range of interest rates for loans outstanding as of December 31, 2000.